This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

EXHIBIT 32.1

        CERTIFICATION PURSUANT TO RULE 13a-14(b) 18 U.S.C. SECTION 1350,

As adopted pursuant to

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Quarterly Report of Bridge Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on August 5, 2004, (the “Report”), we, Thomas J. Tobin, President and Chief Executive Officer of the Company and, Janet T. Verneuille, Senior Vice President, Chief Financial Officer and Treasurer of the Company , hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2004

/s/ Thomas J. Tobin
Thomas J. Tobin
                                  President and Chief Executive Officer

/s/ Janet T. Verneuille
Janet T. Verneuille
                                          Senior Vice President, Chief Financial Officer
and Treasurer